Exhibit 99.2

        Joint Filer Information
        -----------------------

Name of Joint Filer:
The Second Amendment and Restatment of the
Gary M. Lauder Revocable Trust u/a dated October 6, 2003

Address of Joint Filer:
c/o ICTV Inc.
333 W. San Carlos St., Suite 400
San Jose, CA 95110

Relationship of Joint Filer to Issuer:
10% OWner

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
2/25/2008

Designated Filer:
1992 GRAT Remainder Trust f/b/o Gary M. Lauder

------------------------

Name of Joint Filer:
Gary M. Lauder

Address of Joint Filer:
c/o ICTV Inc.
333 W. San Carlos St., Suite 400
San Jose, CA 95110

Relationship of Joint Filer to Issuer:
10% Owner

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
2/25/2008

Designated Filer:
1992 GRAT Remainder Trust f/b/o Gary M. Lauder

-------------------------

Name of Joint Filer:
1992 GRAT Remainder Trust f/b/o William P. Lauder

Address of Joint Filer:
767 Fifth Avenue, 40th Floor
New York, NY  10153

Relationship of Joint Filer to Issuer:
10% OWner
Other (Trust with Insider)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
2/25/2008

Designated Filer:
1992 GRAT Remainder Trust f/b/o Gary M. Lauder

------------------------

Name of Joint Filer:
William P. Lauder

Address of Joint Filer:
The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Director
10% OWner
Officer (President and Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
2/25/2008

Designated Filer:
1992 GRAT Remainder Trust f/b/o Gary M. Lauder